Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

April 18, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Bergio International, Inc.

Fairfield, New Jersey

To Whom It May Concern:

Silberstein Ungar, PLLC, hereby consents to the incorporation by reference in the Form S-8, Registration Statement Under the Securities Act of 1933, filed by Bergio International, Inc. of our report dated April 3, 2013, relating to the financial statements of Bergio International, Inc., a Delaware Corporation, as of and for the years ending December 31, 2012 and 2011.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan